EXHIBIT 16(a)

POWER OF ATTORNEY

The undersigned, Susan J. Carter, Collette Chilton, Neil A. Cotty, Rodney D. Johnson, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Frederick W. Winter, Barbara G. Novick and John M. Perlowski, Directors/Trustees of BlackRock FundsSM, BlackRock Financial Institutions Series Trust, BlackRock Index Funds, Inc., Quantitative Master Series LLC, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, BlackRock Funds III and Master Investment Portfolio hereby authorize Benjamin Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for BlackRock FundsSM, BlackRock Financial Institutions Series Trust, BlackRock Index Funds, Inc., BlackRock Large Cap Series Funds, Inc. and/or BlackRock Funds III or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock FundsSM, BlackRock Financial Institutions Series Trust, BlackRock Index Funds, Inc., Quantitative Master Series LLC, BlackRock Large Cap Series Funds, Inc., Master Large Cap Series LLC, BlackRock Funds III and Master Investment Portfolio, or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 10th day of November, 2017.

Signature	Title	Signature	Title

/S/ SUSAN J. CARTER Susan J. Carter	Director/Trustee	/S/ MARK STALNECKER Mark Stalnecker	Director/Trustee

/S/ COLLETTE CHILTON Collette Chilton	Director/Trustee	/S/ KENNETH L. URISH Kenneth L. Urish	Director/Trustee

/S/ NEIL A. COTTY Neil A. Cotty	Director/Trustee	/S/ CLAIRE A. WALTON Claire A. Walton	Director/Trustee

/S/ RODNEY D. JOHNSON Rodney D. Johnson	Director/Trustee	/S/ FREDERICK W. WINTER Frederick W. Winter	Director/Trustee

/S/ CYNTHIA A. MONTGOMERY Cynthia A. Montgomery	Director/Trustee	Barbara G. Novick	Director/Trustee

/S/ JOSEPH P. PLATT Joseph P. Platt	Director/Trustee	/S/ JOHN M. PERLOWSKI John M. Perlowski	Director/Trustee

/S/ ROBERT C. ROBB, JR. Robert C. Robb, Jr.	Director/Trustee